                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          YORK INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (4)  Date filed:

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

[YORK INTERNATIONAL LOGO]

================================================================================

           CORPORATION

                                 NOTICE OF ANNUAL MEETING

  TO THE STOCKHOLDERS:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of York International Corporation (the "Company"). It will be held at the Company's offices at 631 South Richland Avenue, York, Pennsylvania on Thursday, May 26, 2005, at 8:00 a.m., EDT. At the meeting, we will:

      1.    Elect a Board of Directors to hold office for one year.

      2. Ratify the appointment of KPMG LLP as the Company's independent auditor.

      Stockholders of record at the close of business on March 28, 2005 are entitled to vote at the meeting.

      If you cannot attend the meeting, PLEASE TAKE THE TIME TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE WE HAVE PROVIDED. MOST STOCKHOLDERS CAN ALSO VOTE THEIR SHARES OVER THE INTERNET OR BY TELEPHONE; VOTING INSTRUCTIONS ARE PRINTED ON YOUR PROXY CARD. A majority of the outstanding shares of common stock must be represented at the meeting in order to transact business and, regardless of the number of shares you own, your proxy is important in fulfilling this requirement. BY PROMPTLY VOTING YOUR SHARES YOU WILL SAVE THE COMPANY THE EXPENSE INVOLVED IN FURTHER COMMUNICATIONS. If you choose to attend the meeting, you may vote in person, even if you have previously sent us your proxy.

On behalf of the Company's Board of Directors

JANE G. DAVIS
Vice President, Secretary and
General Counsel

April 22, 2005

================================================================================

                          NOTICE OF 2005 ANNUAL MEETING
                               AND PROXY STATEMENT

                                TABLE OF CONTENTS

PROXY STATEMENT                                                 4

VOTE REQUIRED TO APPROVE MATTERS                                4

DATE FOR SUBMISSION OF STOCKHOLDER                              5
PROPOSALS

PROPOSAL ONE - ELECTION OF DIRECTORS                            5
     Nominees

CORPORATE GOVERNANCE                                            7
     Committees of the Board of Directors
     Director Compensation
     Communications with Directors

EXECUTIVE COMPENSATION                                         10
     Report of the Compensation Committee
        Relationship of Compensation to Performance
        Salaries
        Performance-Based Bonuses
        Stock Awards
        Certain Other Benefits
        Compensation of Chief Executive Officer
        Stock Ownership Guidelines
        Tax Considerations

SUMMARY COMPENSATION TABLE                                     14

OPTION GRANTS                                                  18

2004 OPTION EXERCISES AND 2004 YEAR-END                        18
OPTION VALUES

LONG-TERM INCENTIVE PLANS - AWARDS                             19
IN LAST FISCAL YEAR

RETIREMENT PLANS                                               19

EMPLOYMENT AGREEMENTS AND CHANGE                               22
IN CONTROL ARRANGEMENTS

STOCK PERFORMANCE GRAPH                                        23

OWNERSHIP OF COMMON STOCK                                      24

SECTION 16(A) BENEFICIAL OWNERSHIP                             26
REPORTING COMPLIANCE

CERTAIN RELATIONSHIPS AND RELATED                              27
TRANSACTIONS

PROPOSAL TWO                                                   27
INDEPENDENT AUDITOR
     Report of the Audit Committee
     Relationship with Independent Auditor

OTHER BUSINESS                                                 30

APPENDIX A                                                     31
YORK INTERNATIONAL CORPORATION
CHARTER OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

                                 PROXY STATEMENT

      We are sending you this proxy statement in connection with the Company's solicitation of proxies to be voted at the 2005 Annual Meeting of Stockholders, which we will hold on May 26, 2005, at 8:00 a.m., EDT, at the Company's offices at 631 South Richland Avenue, York, Pennsylvania, and at any adjournment or postponement of the meeting. The Company pays the cost of preparing, printing and mailing this proxy statement. We have retained MacKenzie Partners, Inc. to assist with the solicitation at the Company's expense for a fee of up to $4,000 and all out-of-pocket expenses. In addition to solicitations by mail, regular employees of the Company, without additional compensation, and employees of MacKenzie Partners, Inc. may solicit proxies in person or by telephone. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for the costs of sending proxy materials to stockholders.

      You can revoke your proxy at any time before the time of voting at the Annual Meeting by (1) executing another proxy at a later date, (2) delivering a written notice to any of the persons named in the proxy, or (3) voting in person at the Annual Meeting.

      If you are a holder of record of the Company's common stock at the close of business on March 28, 2005 (the "Record Date"), you are entitled to vote at the Annual Meeting. You are entitled to one vote on each matter presented for each share of stock you own. The proxy committee will vote your proxy at the meeting in accordance with your directions or, if you do not mark any selections, in accordance with the recommendation of the Board of Directors. See "Vote Required to Approve Matters" for a description of quorum and voting requirements and the effect of abstentions and "broker non-votes" on such requirements. On the Record Date, the Company had 41,873,163 shares of common stock outstanding and entitled to vote at the meeting. Each share of common stock outstanding on the Record Date is entitled to one vote on each matter presented at the meeting.

If you plan to attend the Annual Meeting, please keep the admission ticket, which is part of your proxy form. If a broker holds your shares and you would like to attend, please send a written request to the attention of the Corporate Secretary, at our principal executive offices: York International Corporation, 631 South Richland Avenue, York, Pennsylvania 17403. Please include proof of ownership, such as a brokerage account statement, and we will send an admission ticket to you.

      The approximate date when this proxy statement and form of proxy will be mailed or distributed to stockholders is April 22, 2005.

                        VOTE REQUIRED TO APPROVE MATTERS

      A quorum for the meeting is a majority of the outstanding shares, represented in person or by proxy. Abstentions, "broker non-votes" (proxies from brokers or nominees indicating they have not received instructions from the beneficial owner as to a matter on which the brokers or nominees do not have discretionary power to vote) and votes withheld will be counted as present for purposes of determining a quorum. Brokers that do not receive instructions are entitled to vote on the election of Directors and the ratification of appointment of auditors.

      The election of each Director requires a plurality of the votes cast. Votes withheld will be deemed not to be cast. The ratification of the appointment of auditors requires the affirmative vote of a majority of the votes present in person or by proxy and entitled to vote. With respect to the election of directors, abstentions and broker non-votes will have no effect on the results of the election. With respect to the ratification of the appointment of auditors, abstentions will have the effect of a vote against the proposals; broker non-votes will have no effect on the outcome.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

      Stockholders must submit written proposals by December 12, 2005 in order to be included in the Company's proxy material for the 2006 Annual Meeting of Stockholders. Our Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the anniversary of the preceding year's annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to the provisions of our Bylaws for nominations or business to be considered at our 2006 Annual Meeting, but not included in the Company's proxy materials, must be received between February 24, 2006 and March 27, 2006. Address proposals to Corporate Secretary, York International Corporation, 631 S. Richland Avenue, York, PA 17403. If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters.

      Recommendations for director candidates may be submitted directly to the Company's Board of Directors for consideration by sending a written submission to Chairman of the Board, York International Corporation, P.O. Box 1592, Mailstop 364D, York, PA 17405. The submission should identify the individual, his or her educational background, work experience and previous public board service. Any information that would be required to be included in a proxy statement filed under then current Securities and Exchange Commission rules should also be included.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

NOMINEES

      The Board of Directors has fixed the number of Directors to be elected at eight. All Directors will serve for a one-year term. The Board of Directors has affirmatively determined that each of the nominees, other than Mr. Myers, meets the independence standards of the New York Stock Exchange and has no material relationship with the Company or other interest, affiliation or other reason that he might not be independent or that might interfere with his exercise of independent judgment.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

      The proxy committee will vote in favor of each of the nominees listed below unless you withhold authority to vote for one or more of them. We have no reason to believe that any nominee will be unable to serve as a Director. However, if any nominee should become unable to serve, your proxy will be voted for a substitute nominee designated by the Board of Directors.

      The Nominating and Governance Committee is responsible for identifying qualified candidates for nominees as Directors and recommending them to the Board of Directors for nomination. In identifying candidates for the Board of Directors, the Nominating and Governance Committee takes into account certain considerations. The first is that at least two-thirds of the Directors will be independent. The second is that candidates of different ages, races and genders should be considered in order to provide the Company with the benefits of diversity. The third is that nominees should bring experience in a field relevant to the Company's operations. Among the characteristics and qualities the Nominating and Governance Committee seeks are knowledge and extensive management or professional experience in disciplines deemed to be critical for the success of the Company over an indefinite period of time in the future. These include sales and marketing, business and organizational development, research and engineering, manufacturing and service operations, asset management and capital deployment, and financial knowledge and experience. When considering current Board members for nomination for reelection, the Committee considers the member's prior performance and contributions.

      In identifying Director candidates, the Nominating and Governance Committee will consider individuals recommended by members of the Board, management and stockholders. Although it has not done so in the past, the Committee may also use the services of a professional search firm or other consultant to identify candidates. When candidates are identified, their background information is evaluated and they are interviewed by the Committee; other members of the Board and members of management may also participate in interviews of candidates. The Nominating and Governance Committee does not evaluate nominees for Director differently based on whether the nominee is recommended by a security holder.

     Name and Age                                       Other Positions with the Company         Director
     on Record Date                                     or Nominee's Principal Occupation         Since
     --------------                                 -----------------------------------------    -------
Gerald C. McDonough (76).........................   Chairman of the Board of Directors;           1988
                                                    Chairman of G.M. Management Group

C. David Myers (41)..............................   President and Chief Executive Officer         2003

W. Michael Clevy (56)............................   Vice Chairman,                                2000
                                                    DESA International LLC

J. Roderick Heller, III (67).....................   Chairman and Chief Executive Officer          2001
                                                    of Carnton Capital Associates

Robert F. B. Logan (72)..........................   Retired Chairman of the Board and Chief       1988
                                                    Executive Officer of Banc One Arizona
                                                    Corporation and Banc One Arizona, NA

Paul J. Powers (70)..............................   Retired Chairman of the Board and Chief       2000
                                                    Executive Officer of Commercial Intertech
                                                    Corporation

Donald M. Roberts (69)...........................   Retired Vice Chairman and Treasurer of        1988
                                                    United States Trust Company of New York
                                                    and U.S. Trust Corporation

James A. Urry (51)...............................   Partner, Citigroup Venture Capital            1992

      Mr. McDonough has been Chairman of G.M. Management Group (strategic advisory services) since 1988. He was Chairman and Chief Executive Officer of Leaseway Holdings, Inc. from 1987 to July 1988 and Chairman and Chief Executive Officer of Leaseway Transportation Corp. from 1982 to 1987.

      Mr. Myers has been President and Chief Executive Officer of the Company since February 2004. From June 2003 to February 2004, he was President of the Company. From February 2000 to June 2003 he was Chief Financial Officer of the Company. From 1994 to 2000, he held various finance positions with the Company.

      Mr. Clevy has been Vice Chairman of DESA International LLC since February 2004. He was President and Chief Executive Officer of DESA International LLC from December 2002 to February

2004. From November 1999 to December 2000, he was President and Chief Executive Officer of DESA International Inc. From 1995 to 1999, Mr. Clevy was President and Chief Executive Officer of International Comfort Products and was Chief Operating Officer from 1994 to 1995. From 1971 to 1994, he was with the Carrier Corporation unit of United Technologies Corporation, serving most recently as Vice President Manufacturing and Technology, Carrier North American Operations. DESA International, Inc. filed for voluntary Chapter 11 bankruptcy protection on June 8, 2002 and its assets were sold to DESA International LLC in December 2002
..

      Mr. Heller has been Chairman and Chief Executive of Carnton Capital Associates since 1997. During 2000, he was also Chairman and Chief Executive Officer of Financial Passport, Inc. From 1985 to 1997, he was Chairman and Chief Executive Officer of NHP, Inc. Mr. Heller is a Director of CCC Information Services Inc. and First Potomac Realty Trust.

      Mr. Logan was Chairman of the Board and Chief Executive Officer of Banc One Arizona Corporation and Banc One Arizona, N.A. from April 1995 until his retirement on March 31, 1996. From April 1993 until April 1995, Mr. Logan was a private business consultant. He was with Valley National Bank, as President and Chief Operating Officer from January 1990 until April 1993 and as Senior Executive Vice President from May 1989 to January 1990. Mr. Logan was President and Chief Operating Officer of Alexander Hamilton Life Insurance Company of North America from October 1988 to April 1989, an independent financial advisor from October 1986 to October 1988, and Group Chief Executive and Deputy Chairman of Samuel Montagu & Co. (Holdings) Limited from March 1985 to July 1986.

      Mr. Powers was Chairman of the Board and Chief Executive Officer of Commercial Intertech Corporation from 1987 until his retirement in April 2000. Prior to that, he was President and Chief Operating Officer from 1984 to 1987 and Group Vice President, Hydraulics from 1982 to 1984. Mr. Powers is a Director of FirstEnergy Corporation and GlobalSantaFe Corporation.

      Mr. Roberts was Vice Chairman, Treasurer and Chief Financial Officer of the United States Trust Company of New York and its parent, U.S. Trust Corporation, from February 1990 until his retirement in September 1995. He was Executive Vice President and Treasurer of both companies from January 1989 to February 1990 and Executive Vice President of both companies from November 1979 to January 1989. Mr. Roberts is a Director of Burlington Resources, Inc.

      Mr. Urry is a Partner at Citigroup Venture Capital and has been with Citigroup since 1981. He is a Director of AMI Semiconductor and Intersil.

                              CORPORATE GOVERNANCE

      The business and affairs of our Company are managed by or under the direction of our Board of Directors. The Board reviews and approves operating, financial and other corporate plans, strategies and objectives developed by management. The Board appoints senior managers responsible for conducting the Company's business, sets their compensation and evaluates their performance. It also ensures that succession plans are in place. The Board adopts policies concerning corporate conduct, including compliance with applicable laws and regulations. The Board operates under the York International Corporation Corporate Governance Guidelines, which can be found on our website at www.york.com. The Company's Employee Code of Conduct, which is applicable to all of our Directors, officers and employees, can also be found on our website. The Company will make available to any stockholder upon request print versions of the Company's Corporate Governance Guidelines, the Company's Employee Code of Conduct and the charter of each Committee of the Board of Directors. If you would like a print copy of any of these documents, please send a written request to the attention of the Corporate Secretary at our principal executive offices: York International Corporation, 631 South Richland Avenue, York, PA 17403.

      The Board of Directors held eight meetings in 2004 and the Committees held a total of twenty-seven meetings. Each of the Directors attended at least 90% of the aggregate of the meetings of the Board and the Committees on which he served and six Directors attended 100% of those meetings. Directors are encouraged to attend Annual Meetings of the Company's stockholders. Seven Directors attended the 2004 Annual Meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has the standing Committees described below. Each Committee has a charter and these can be found on our website at www.york.com.

      Audit Committee. The Audit Committee retains, oversees and determines the compensation of the Company's independent auditors, its internal audit function and any firm providing internal audit services. The Committee also reviews with the independent auditors, the internal auditors and management the Company's financial statements and the adequacy and effectiveness of the Company's internal auditing and accounting procedures and its financial controls. The Committee reviews with the Company's general counsel the Company's compliance with its ethics policies and applicable laws and regulations. The members of the Audit Committee, who are all independent Directors as defined by the rules of the New York Stock Exchange ("NYSE") and under the Securities Exchange Act of 1934, as amended, are Messrs. Roberts, Logan and Urry. The Board of Directors has determined that all of the Audit Committee members meet the New York Stock Exchange standard of having accounting or related financial management expertise and has designated Mr. Roberts, Chairman of the Committee, as an "audit committee financial expert," as that term is defined in Item 401(h) of Regulation S-K. The Audit Committee held twelve meetings in 2004. The Charter of the Audit Committee is attached as Appendix A.

      Compensation Committee. The Compensation Committee determines the compensation of the Company's Directors, CEO, officers, division and subsidiary presidents and general managers and certain other highly compensated employees. It recommends to the Board of Directors the compensation for Directors and the CEO for ratification. The Committee supervises the administration of all benefit plans and other matters affecting executive compensation. The members of the Compensation Committee, who are all independent Directors (as defined by the rules of the NYSE), are Messrs. Powers, Clevy and Heller. The Compensation Committee held six meetings in 2004.

      Executive Committee. The Executive Committee has the authority to act on behalf of the Board when specific actions must be taken between Board meetings. The members of the Executive Committee are Messrs. Clevy, McDonough, Powers, Roberts, Urry and Myers. The Executive Committee held no meetings in 2004.

      Finance Committee. The Finance Committee periodically reviews the Company's financial objectives and capital structure, reviews the funding and investment results of the Company's pension plans, and reviews acquisitions, divestitures, capital expenditures and financing transactions. The members of the Finance Committee, who are all independent Directors, are Messrs. Logan, Heller and Urry. The Finance Committee held six meetings in 2004.

      Nominating and Governance Committee. The Nominating and Governance Committee considers and recommends to the Board nominees for election as Directors and appointments to Committees and makes recommendations to the Board on matters of corporate governance. The Committee has the discretion to consider nominees to the Board recommended to it in writing by stockholders in the manner described in "Date for Submission of Stockholder Proposals." The members of the Nominating and Corporate Governance Committee, who are all independent Directors (as defined by the rules of the NYSE), are Messrs. McDonough, Clevy, Powers and Roberts. The Nominating and Governance Committee held three meetings in 2004.

DIRECTOR COMPENSATION

      The Company pays Directors who are not employees of the Company an annual retainer of $60,000. The Company does not pay any fee for attendance at Board or Committee meetings; the Company does have two Directors who sit on an Advisory Board for the Asia Pacific Business Unit and who receive a meeting fee of $7,500 for each of the two yearly meetings. The non-employee Chairman of the Board also receives an annual retainer of $265,000 for that service. The Chair of the Audit Committee receives an annual retainer of $20,000 and the members of the Audit Committee an annual retainer of $10,000. The Chairs of the Compensation Committee and Finance Committee receive an annual retainer of $10,000. Mr. McDonough, who is Chair of the Nominating and Governance Committee does not receive any additional retainer for that service. The Company reimburses Directors for expenses they incur in attending Board of Directors and Committee meetings. Directors who are not employees of the Company do not participate in any pension plans of the Company.

      Directors who are not employees of the Company may elect to defer 100% of their annual retainer under the Company's deferred compensation plan. Amounts deferred are invested in one of several investment options selected by the Director and are paid out when he or she ceases to be a Director.

      On May 21, 2004 each of the non-employee Directors received a grant of 1,693 restricted shares of the Company's common stock under the Company's Amended and Restated 2002 Omnibus Stock Plan. Each person who serves as a Director (and is not an employee of the Company) as of the annual meeting of stockholders or who becomes a non-employee Director within six months after that meeting is entitled under the plan to an equity grant that may be in the form of an option to purchase shares of common stock at a price equal to the fair market value of the stock on the date of grant, restricted shares or other share forms. The number of restricted shares granted in 2004 was equivalent to a market value of $60,000. The shares vest after five years, but may vest after three years in the event the Company's earnings per share growth for 2004, 2005 and 2006 averages 10% or more per year.

      Directors who are employees of the Company are not compensated for their service as Directors. Mr. Myers is the only Director who is an employee of the Company.

COMMUNICATIONS WITH DIRECTORS

      The Board of Directors welcomes communications from the Company's stockholders. Stockholders wishing to communicate with our non-executive Chairman or with the Board as a whole may send a written communication to either Chairman of the Board or Board of Directors, York International Corporation, P.O. Box 1592, Mailstop 364D, York, PA 17405. All stockholder communications received will be forwarded to the Chairman or the Directors.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

      Relationship of Compensation to Performance

      The Compensation Committee believes that the compensation of the Company's executives should provide a strong incentive to achieve the Company's performance objectives. The objectives, which are established by the Board of Directors, are intended to maximize corporate and divisional performance and deliver strong value to the stockholders. Consequently, over half of the executive compensation package is delivered in the form of incentives tied to the achievement of a combination of short-term and longer-term performance objectives. The higher the level of responsibility of an officer, the more his or her total compensation depends on the incentive opportunity. Towards this end, the Company used both annual and longer-term incentive programs in 2004. As part of the Company's Incentive Compensation Plan, for 2004, annual cash bonuses were offered that were tied to the achievement of business plan goals for the year. The Company's Incentive Compensation Plan also contains a Mid-Term Program that provides for an award for achievement of goals over a longer measurement period. In addition, the Compensation Committee grants stock options and restricted stock, designed to provide long-term incentives to key employees and tie their interests directly to those of the Company's stockholders.

      Salaries

      The Compensation Committee determines the base salary for the Chief Executive Officer and recommends it to the Board of Directors for ratification and sets the base salary for each of the other officers based on a number of factors, including level of responsibility, relevant experience, Company and individual performance, and comparable salaries for officers at other comparably sized industrial corporations. The Committee believes that base salary levels should be positioned to be competitive with the market median of base salaries of companies in comparable industries and that the opportunity to increase compensation above base salaries should be directly related to the achievement of objective performance targets. The Committee retains a prominent executive compensation consulting firm to assist in determining market practice for all forms of executive compensation.

      Performance-Based Bonuses

      Annual Cash Bonus Program - The Company offers annual cash bonus opportunities under the Annual Cash Bonus Program of its Incentive Compensation Plan. Each year, the Company establishes financial objectives for the succeeding year for its various business units. These financial objectives are, in turn, used to establish overall targets for the financial performance of the Company. For 2004, the financial objectives selected were earnings before interest and taxes ("EBIT") and average net capital employed as a percentage of sales for the operating divisions, and cash flow and earnings per share ("EPS") for the Company. The financial objectives are presented to the Compensation Committee, which approves threshold, target, and overachievement goals based on these objectives. Each of the Company's management employees, including its executive officers, is eligible each year to earn a targeted award expressed as a percentage of base salary. The actual award that is paid depends on the extent to which targets are achieved (i.e., the greater the level of performance of the area for which the employee is responsible, the higher the applicable percentage used to calculate his or her bonus). For the 2004 plan year, any earned incentive bonus payment was contingent upon the Company achieving certification of effective controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

      Bonuses for most individuals are based on the performance of the individual's business unit. For the senior managers in each business unit, a portion of the bonus is based on overall Company performance. In the case of those individuals with responsibility at the corporate level, such as the Chief Executive Officer and other corporate officers, bonuses are based on overall Company performance. Bonus awards paid to the executive officers listed in the Summary Compensation Table are disclosed in that table.

      Mid-Term Program - The Mid-Term Program of the Incentive Compensation Plan is intended to cover successive measurement periods. The objectives for the 2002, 2003 and 2004 Mid-Term Program include return on net capital employed and EPS at the end of the 3-year plan period and awards are earned as a percentage of base salary based on market competitive data and job responsibilities. The objectives for each measurement period are established by the Compensation Committee. No payment was earned under the 2002-2004 Mid-Term Program.

      Stock Awards

      In order to align the interests of management more closely with the long-term interests of the Company's stockholders, the Compensation Committee also issues stock options and restricted stock, pursuant to the Company's Amended and Restated 2002 Omnibus Stock Plan. The Committee grants options to individual employees based on its evaluation of a number of factors, including level of responsibility, current and expected levels of contribution to the Company, and competitive grant practices in the market. The largest grants are awarded to the most senior executive positions, which, in the view of the Compensation Committee, have the greatest potential impact on the Company's profitability and growth. The Company targets the value of long-term incentives at market median. Options under the plan may be either incentive stock options or non-qualified stock options at the discretion of the Compensation Committee. In 2004, the Committee granted non-qualified stock options exercisable at fair market value and restricted stock shares to certain key employees, including certain of the Company's officers. For these individuals, the options will become exercisable in equal installments over a three-year period and the restrictions on the restricted stock will lapse in five years, unless the Company's EPS growth for fiscal years 2004, 2005 and 2006 averages 10% or more per annum, in which case 100% of the stock will vest on the third anniversary of the grant date. Stock option and restricted stock awards to the executive officers named in the Summary Compensation Table are disclosed in that table. The Company has never repriced any stock options.

      Certain Other Benefits

      The Company provides its executive officers and Directors the opportunity to participate in the Executive Deferred Compensation Plan. The purpose of the plan is to provide a means by which eligible executives may defer receipt of either base salary or annual cash incentive compensation or non- employee Directors may defer receipt of retainers. Deferrals are invested in a variety of mutual funds which fluctuate based on market factors and the plan provides a company match to executives of 2% of the total deferral For 2004, of the executive officers listed in the Summary Compensation Table, only Mr. Myers and Mr. Huntington elected to participate in this program.

      The Company also provides its executive officers financial planning services. Company car/car allowances are provided to executive officers located outside the U.S. in keeping with local customs. The Company plane is used on a limited basis for executives on personal travel and included as imputed income to the executive.

      The Compensation Committee believes that minimal perquisites should be provided to executives as a part of their overall compensation package. The following table outlines typical perquisites provided to executive officers of similarly situated companies and indicates the 2004 benefit provided to the executive officers listed in the Summary Compensation Table.

                   Michael R.                                     Thomas F.                         Wayne J.
Perquisite           Young      C. David Myers   Kam Son Leong    Huntington    Peter C. Spellar    Kennedy
----------------   ----------   --------------   --------------   ----------    ----------------    --------
Company Car &
   Driver

Company Car
   or Car              X                              X                                X
Car Allowance

Financial/Legal
 Counseling up         X              X                              X                 X               X
to $5,500/year

Country Club                                          X              X                 X               X
Memberships

First Class air
  Travel for
   Domestic
 and/or Int'l
    Flights

Personal Use of
 Company Plane

   Use of
Company Plane
 on business
  w/spouse

 Company Paid
 Supplemental
Insurance Plans

  Above Market
Interest Paid on
    Deferred
  Compensation

Home Security
   System

      Compensation of Chief Executive Officer

      Mr. Michael R. Young retired as CEO of the Company on February 9, 2004. Payments made to Mr. Young for services prior to and as a result of his retirement are disclosed in the Summary Compensation Table. Mr. Young received a pro-rated cash bonus for 2004 of $14,695 since the Company achieved above threshold on corporate cash flow.

      Upon the retirement of Mr. Young, Mr. C. David Myers, who had been President, became the Chief Executive Officer. At that time, Mr. Myers' salary was increased from $600,000 to $700,000 to reflect his additional responsibilities. Mr. Myers elected to decline his cash flow bonus for 2004 in the amount of $207,200 due to the company's 2004 earnings performance and recognition of the company-wide cost reduction actions.

      In 2004, Mr. Myers participated in the Company's Mid-Term Incentive Program. The plan may pay out a percentage of base salary based on the level of achievement of return on net capital employed and EPS at the end of 2006. Under the 2002-2004 Mid-Term Incentive Plan, Mr. Young and Mr. Myers did not receive a payout since the minimum achievement levels for the return on net capital employed and EPS goals were not achieved.

      In 2004, Mr. Myers was also awarded an option to purchase 45,000 shares of the Company's common stock at the market price on the date of grant and 35,000 restricted shares of the Company's common stock (both on terms described above under "Stock Awards") reflecting the view of the Compensation Committee and the Board of Directors' confidence in Mr. Myers to increase shareholder value and contribute to its future growth. Mr. Young did not receive any option or stock grants.

      Additional details of Mr. Young's and Mr. Myers' compensation over the last three fiscal years are disclosed in the Summary Compensation Table and in other sections of this "Executive Compensation" section.

      Stock Ownership Guidelines

      While the Company and the Board have always believed that stock ownership is an important goal, the Committee decided to formalize its commitment to stock ownership starting in 2003 by instituting stock ownership guidelines for senior executives and outside Directors of the Company. The ownership guidelines are five times base salary for the CEO and five times retainer for Directors. For other officers reporting to the CEO, the ownership guideline is three times base salary. The objective of the program is for each executive in the covered positions to achieve the established level of ownership within 5 years of either
(a) August 1, 2003 or (b) date of promotion into such position (provided that promotion date occurs later than August 1, 2003). As part of this new program, the Compensation Committee designed and implemented a Management Stock Purchase Plan that provides the opportunity for certain key executives to defer all or a portion of their cash bonus under the Annual Cash Program and Mid-Term Program of the Incentive Compensation Plan into Restricted Stock Units (RSUs). As an incentive for the executive to defer, the executive receives an additional 25% of the value of the deferral in RSUs. Dividends will be deposited into the executive's account in the form of additional RSUs. At the end of three years, the executive receives a distribution of stock shares equal to the number of RSUs in his or her account.

      Of the current executives listed in the Summary Compensation Table, Mr. Myers and Mr. Spellar have achieved their ownership guidelines.

      Tax Considerations

      In making its compensation decisions, the Committee considers the effect of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limits to $1,000,000 the allowable federal income tax deduction for compensation paid to the Company's Chief Executive Officer and next four most highly compensated officers. The limit on deductibility does not apply to performance-based compensation paid pursuant to a plan approved by the stockholders. The Company has obtained stockholder approval of its Incentive Compensation Plan and does not anticipate that the expense associated with this Plan will be limited by Section 162(m). The Company expects that the expense associated with stock option awards made under the Company's Amended and Restated 1992 Omnibus Stock Plan and the Company's Amended and Restated 2002 Omnibus Stock Plan will not be limited by Section 162(m) since the Company obtained stockholder approval of these Plans. The expense associated with restricted share awards that are not performance-based may be limited under
Section 162(m).

      In the opinion of the Committee, the Company's performance-based cash compensation system, together with the grant of fair market value options and restricted stock awards, provides all management employees, including executive officers, with an incentive to achieve objective performance targets designed to increase stockholder value.

The Compensation Committee

Paul J. Powers, Chairman
W. Michael Clevy
J. Roderick Heller, III

Summary Compensation Table

      The following table sets forth information concerning compensation paid to the Company's Chief Executive Officers and each of the next four most highly compensated executive officers of the Company, based on salary and bonus, for services rendered in all capacities to the Company and its subsidiaries during the three fiscal years ended December 31, 2004.

                                      Annual
                                 Compensation (1)                                  Long Term Compensation
                                 ----------------                                  ----------------------
                                                                                            Securities
                                                             Other         Restricted       Underlying                     All
  Name and Principal                                      Annual Com-         Stock           Options                  Other Com-
       Position           Year  Salary ($)  Bonus ($)  pensation ($)(2)   Awards ($)(3)   Granted (#)(4)  Payouts (5)  pensation(6)
----------------------    ----  ----------  ---------  ----------------   -------------   --------------  -----------  -----------
Michael R. Young (7)      2004     87,685     14,695       175,259                 0                0             0       15,076
Chief Executive           2003    824,032    830,180       137,297           493,053           80,000       740,811        8,997
Officer                   2002    820,031          0        99,294                 0          100,000       430,397       15,543

C. David Myers (8)        2004    689,065          0         7,873         1,539,570           45,000             0       12,385
President & Chief         2003    544,732    267,916             0           632,630           60,000       185,203        2,522
Executive Officer         2002    414,716          0             0           710,100(11)       25,000        91,826        2,061

Kam Son Leong (9)         2004    398,833    234,973       451,584           155,408            7,500             0          624
Vice President and        2003    386,000    342,575       385,133           110,385           15,000       277,804          605
President Asia            2002    384,167    427,662       388,285           756,300(12)       25,000        76,526          602
Pacific

Thomas F.                 2004    398,790    116,807        17,893           525,743            7,500             0       42,777
Huntington
Vice President and        2003    386,015    342,575             0           110,385           15,000       277,804        2,375
President Unitary         2002    384,181     67,355             0                 0           20,000        31,588        2,517
Products Group

Peter C. Spellar (10)     2004    464,000          0       932,815           492,469            7,000             0       19,679
Vice President and        2003    464,000    179,800       871,303           183,975           30,000       333,371        3,676
President Europe,         2002    461,684    151,366             0                 0           25,000       151,505        3,545
Middle East and Africa

Wayne J. Kennedy
Vice President and        2004    438,001          0         9,040           405,475            3,500             0       27,830
President Bristol         2003    438,001    169,725         5,500           110,385           15,000       314,838       13,424
Compressors               2002    452,146    161,480         5,500                 0           20,000       183,628        9,959

(1) Includes amounts deferred at the election of the officer pursuant to the York International Corporation Investment Plan, a plan established under
      Section 401(k) of the Code, and the York International Corporation Executive Deferred Compensation Plan, a non-qualified deferred compensation plan.

      Excludes amounts deferred at the election of the officer pursuant to the York International Corporation Management Stock Purchase Plan, a non-qualified deferred compensation plan. In 2004, Mr. Huntington deferred fifty percent of his bonus award into restricted stock units identified in footnote (3).

(2) "Other Annual Compensation" for Mr. Young includes $10,936 in imputed income relating to the use by Mr. Young of a Company-owned condominium in York, PA through his retirement date; $6,333 in maintenance costs relating to his residence in Wichita, provided in lieu of the cost to the Company of selling his home and farm under the Company's relocation policy through his retirement date; $12,787 in imputed income related to the taxable value of a company car used for 2004, and $5,500 in financial planning services. The Company paid taxes on his behalf for financial planning ($3,761), Wichita housing allowance ($4,334) and company-paid Medicare tax on the Supplemental Executive Retirement Plan benefit ($131,608).

      "Other Annual Compensation" for Mr. Myers includes $1,500 in financial planning services and $3,321 for use of the company plane involving his spouse accompanying him on two business-related trips, as well as taxes paid by the Company on his behalf for the two expenses described of $3,052.

      "Other Annual Compensation" for Mr. Leong includes expatriate compensation of $264,000 for a housing allowance, $82,218 for a cost of living allowance and $20,016 for a transportation allowance relating to his assignment in Hong Kong. In addition, it includes $83,188 in income taxes incurred in the course of his performance of duties outside his home jurisdiction as well $2,162 for country club dues that were paid by the Company on his behalf.

      "Other Annual Compensation" for Mr. Huntington includes $5,500 in financial planning services as well as $4,225 of taxes paid and $8,167 for an initiation fee and country club dues paid by the Company on his behalf.

      "Other Annual Compensation" for Mr. Spellar includes expatriate compensation of $105,167 for a cost of living allowance, $185,113 for a housing allowance, $1,727 for a company car, $7,634 for home leave, $4,500 for financial planning services, $13,134 for country club dues and $615,540 in income taxes and tax gross-ups that were paid by the Company, pursuant to the tax equalization arrangement associated with his foreign assignment.

      "Other Annual Compensation" for Mr. Kennedy includes $5,500 for financial planning services as well as $3,540 for country club dues paid by the Company on his behalf.

(3) The restricted stock holdings of the officers and the value of such holdings as of December 31, 2004, based upon the 2004 year-end closing price (net of the purchase price paid by the officer) are as follows:

                  Restricted Stock
Name                Holdings         Value
----------------    -------------    -----------
M.R. Young          13,400 shares    $   462,769
C. D. Myers         84,580 shares    $ 2,920,970
K. S. Leong         37,500 shares    $ 1,295,063
T. F. Huntington    15,204 shares    $   525,070
P. C. Spellar       19,260 shares    $   665,144
W. J. Kennedy       14,741 shares    $   509,080

In 2002, Mr. Myers and Mr. Leong each received 30,000 restricted shares. 5,000 shares vest on the third anniversary of the grant, 10,000 shares vest on the fourth anniversary of the grant and 15,000 shares vest on the fifth anniversary of the grant.

In 2003, Mr. Myers received 10,000 shares; Mr. Leong received 3,000 shares; Mr. Huntington received 3,000 shares; Mr. Spellar received 5,000 shares; Mr. Kennedy received 3,000 shares and Mr. Young received 13,400 shares. These shares vest on the third anniversary of the grant.

In 2004, Mr. Myers received 35,000 shares; Mr. Leong received 4,500 shares; Mr. Huntington received 4,500 shares; Mr. Spellar received 5,000 shares; Mr. Kennedy received 3,000 shares. Mr. Young did not receive any shares. These shares vest on the fifth anniversary of the grant, unless the

Company's EPS growth for fiscal years 2004, 2005 and 2006 averages 10% or more per annum, in which case 100% of the stock will vest on the third anniversary of the grant date. In addition, certain key executives received a consideration of restricted stock, with a three-year restriction period, for exchanging their previous Employment Agreement for a new agreement. Mr. Myers received 9,580 shares; Mr. Huntington received 7,704 shares; Mr. Spellar received 9,260 shares and Mr. Kennedy received 8,741 shares in connection with this exchange.

All unvested shares of restricted stock for Mr. Leong have been forfeited as a result of his resignation from the Company on December 31, 2004.

As a retired executive, all unvested shares of restricted stock for Mr. Young continue to vest according to the terms of the respective agreements.

Any dividends payable with respect to common stock will be paid with respect to the restricted stock.

Includes for Mr. Huntington 3,019.06 restricted stock units ($104,278) representing a bonus deferral into the York International Corporation Management Stock Purchase Plan.

(4) Excludes options to purchase common stock at 85% of fair market value through automatic payroll deductions acquired in December 2004 under the 1992 Employee Stock Purchase Plan ("Purchase Plan"), in which Messrs. Young, Myers, Leong, Huntington, Spellar and Kennedy each elected to participate. Mr. Young acquired 84 shares, Mr. Myers acquired 639 shares, Mr. Leong acquired 479 shares, Mr. Huntington acquired 479 shares, Mr. Spellar acquired 613 shares and Mr. Kennedy acquired 679 shares of common stock.

(5) Represents payouts for the Mid-Term Program under the Incentive Compensation Plan.

(6) Comprises matching 401(k) contributions and retirement income contributions (RIC) by the Company under the York International Retirement Savings Plan, matching contributions by the Company under the Executive Deferred Compensation Plan (EDCP) and Management Stock Purchase Plan
      (MSPP), and term life insurance premiums for the named individuals for policies with a face amount equal to the individual's base salary, as follows in 2004:

                    Company Matching Contributions
                                                        RIC       Insurance
                     401(K)     EDCP        MSPP      Contrib.    Premiums
                    -------    -------    --------    --------    ----------
M. R. Young         $ 1,754    $     0    $      0    $ 12,300    $   1,022
C. D. Myers           4,100      1,375           0       6,150          760
K. S. Leong               0          0           0           0          624
T. F. Huntington      4,100        318      29,202       8,200          957
P. C. Spellar         4,100          0           0      12,300        3,279
W. J. Kennedy         4,100          0           0      10,250       13,480

(7) Mr. Young was President, as well as Chief Executive Officer, until June 24, 2003 and retired from the Company on February 9, 2004.

(8) Mr. Myers assumed the position of President on June 24, 2003 and the additional position of Chief Executive Officer on February 10, 2004. Prior to June, 2003, he was Executive Vice President and Chief Financial Officer.

(9)   Mr. Leong resigned effective December 31, 2004.

(10) Mr. Spellar has relocated back to the United States on February 1, 2005 and assumed the role of Sr. Corporate Vice President - Strategy, Technology and Market Competitiveness.

(11) Consists of a grant of 30,000 shares of restricted stock, valued at the market price of the Common Stock on November 22, 2002, the date of grant. The stock vests as described in footnote (3) above.

(12) Consists of a grant of 30,000 shares of restricted stock, valued at the market price of the Common Stock on December 4, 2002, the date of the grant. The stock vests as described in footnote (3) above.

OPTION GRANTS

      The following table shows, as to each person named, the options to purchase common stock granted by the Company in 2004 under the Amended and Restated 2002 Omnibus Stock Plan. The grants do not include options to purchase Company stock through automatic payroll deductions under the Employee Stock Purchase Plan (see note (4) to the Summary Compensation Table above).

                              OPTION GRANTS IN 2004

                                                   Individual Grants
                               --------------------------------------------------------
                                                  % of
                                 Number of        Total                                        Potential Realizable Value at
                                Securities       Options                                       Assumed Annual Rates of Stock
                                Underlying       Granted                                     Price Appreciation for Option Term
                                  Options         to All        Exercise                          (End of Year Value) (2)
                                  Granted       Employees      Price Per     Expiration      ----------------------------------
   Name                        (Shares) (1)      in 2004         Share          Date          0%           5%(3)       10%(3)
   ----                        ------------     ---------      ---------     ----------      ----        ---------    ---------
M. R. Young (4)                     N/A          N/A                N/A            N/A        N/A              N/A          N/A

C. D. Myers                      45,000            7%            $37.58        3/25/14          0        1,063,350    2,695,050

K. S. Leong                       7,500            1%            $37.58        3/25/14          0          177,225      449,175

T. F. Huntington                  7,500            1%            $37.58        3/25/14          0          177,225      449,175

P. C. Spellar                     7,000            1%            $37.58        3/25/14          0          165,410      419,230

W. J. Kennedy                     3,500           <1%            $37.58        3/25/14          0           82,705      209,615

(1) The options are non-qualified, non-transferable other th an by will or the laws of descent and distribution, and become exercisable with respect to one-third of the shares on each of the first three anniversaries of the grant date and are exercisable once vested for ten years from the date of grant, unless terminated sooner in the event of death, disability, retirement or termination of employment.

(2) Represent arbitrarily assumed rates of appreciation of the common stock price, mandated by the Securities and Exchange Commission's rules, compounded annually over the term of the option and are not intended to forecast possible future appreciation, if any, of the common stock. The market value of the common stock on the March 25, 2004 grant date was $37.58; the value of the common stock at the end of those options' term based on a compounded 5% growth rate would be $61.21 per share and based on a compounded 10% growth rate would be $97.47 per share.

(3) No gain to the optionee is possible without an increase in the stock price that will benefit all stockholders. A zero percent gain in stock price will result in zero dollars for the optionee.

(4) Mr. Young retired from the Company on February 9, 2004 and did not receive a stock option grant in 2004.

AGGREGATED OPTION EXERCISES IN 2004 AND 2004 YEAR-END OPTION VALUES

      The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning 2004 stock option exercises and 2004 year-end stock option values. This table excludes shares purchased under the Employee Stock Purchase Plan.

                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                        Number of                           Number of Securities            Value of Unexercised
                                         Shares                            Underlying Unexercised           In-the-Money Options
                                        Acquired            Value         Options at 2004 Year-End          at 2004 Year-End (1)
        Name                           on Exercise        Realized        Exercisable/Unexercisable      Exercisable/Unexercisable
        ----                           -----------       ----------       -------------------------      -------------------------
M. R. Young........................      251,666         $4,009,898             168,000/53,334                $      0/728,009
C. D. Myers........................            0                  0             120,499/85,001                $670,651/509,612
K. S. Leong........................       80,000         $  207,976              28,000/17,500                $      0/136,500
T. F. Huntington...................            0                  0              99,900/17,500                $467,125/136,500
P. C.  Spellar.....................            0                  0             153,000/27,000                $525,800/273,000
W. J. Kennedy......................            0                  0             139,000/13,500                $648,375/136,500

(1) Based upon an assumed fair market value of $34.54 per share, which was the closing price on the New York Stock Exchange of the common stock on December 31, 2004.

LONG-TERM INCENTIVE PLANS - 2004 AWARDS IN LAST FISCAL YEAR

      The Company's Incentive Compensation Plan has a mid-term element which measures performance at the end of a three-year period against performance objectives approved by the Compensation Committee. Objectives set for the period from 2004 through 2006 are earnings per share and return on net capital employed. The table below sets forth the approximate amount that would be paid to each executive officer named in the Summary Compensation Table if the threshold, target and maximum levels of performance are achieved. If threshold performance is not reached, there is no payout.

                       Number of
                        Shares,
                        Units or    Performance or other
                         Other          Period until               Estimated Future Payouts under Non-Stock Price Based Plans
    Name                Rights      Maturation or Payout           Threshold ($)            Target ($)            Maximum ($)
    ----               ---------    --------------------           -------------            ----------            -----------
M. R. Young (1)            0                         N/A                N/A                    N/A                    N/A
C. D. Myers                0           December 31, 2006              350,000                700,000              1,400,000
K. S. Leong (1)            0                         N/A                N/A                    N/A                    N/A
T. F. Huntington           0           December 31, 2006              160,560                321,120                642,240
P. C. Spellar              0           December 31, 2006              185,600                371,200                742,400
W. J. Kennedy              0           December 31, 2006              175,200                350,400                700,800

      (1) Mr. Young retired on February 9, 2004 and Mr. Leong resigned on December 31, 2004. Both are ineligible to receive any award from this program.

RETIREMENT PLANS

      Beginning January 1, 2004, the Company's defined benefit retirement plan under which U.S. executives are covered was replaced with a defined contribution retirement plan. All benefits earned in the defined benefit plan were frozen as of December 31, 2003 and benefits earned are based on credited service through December 31, 2003. Salary increases to participants will continue to be taken into account for the calculation of final average earnings for a 10-year period beginning January 1, 2004.

      The new Retirement Savings Plan includes two parts: the existing 401(k) feature, with a Company-paid match, and a new Company contribution to a personal retirement income contribution account which can be invested by the executive. The Company contribution is calculated by adding together the executive's attained age (in whole years) and vesting service (in whole years) as of December 31 of the preceding year to determine a prescribed percentage of eligible earnings. The retirement income contribution for each named officer for 2004 is as follows:

                                                               Retirement Income
                                                                  Contribution
                                                               -----------------
M. R. Young                                                         $12,300
C. D. Myers                                                         $ 6,150
K. S. Leong                                                         $     0
T. Huntington                                                       $ 8,200
P. C. Spellar                                                       $12,300
W. J. Kennedy                                                       $10,250

      The Company's frozen defined benefit retirement plan (the "Retirement Plan") covers the pre-2004 salaried employees of certain of the Company's business units who are not subject to collective bargaining agreements. The Retirement Plan covers each of the officers named in the Summary Compensation Table, with the exception of Mr. Leong.

      The following table indicates the amount of annual retirement income which would be payable under the Retirement Plan (but for certain limitations imposed by the Code) at normal retirement age to participants in specified salary and bonus levels and years of credited service categories. For 2004 the Code limits to $205,000 the amount of earnings that may be taken into account to calculate benefits, and to $165,000 the benefits payable. The limits are adjusted annually for inflation.

Assumed Average Annual
 Earnings for Highest
   Five Consecutive
   Years in 10 Years               15 Years'      20Years'      25Years'     30Years'       35Years'
 Preceding Retirement               Service       Service       Service      Service        Service
 --------------------              --------      --------      --------    ----------     ----------
$  150,000 ............            $ 36,000      $ 48,000      $ 60,000    $   72,000     $   75,750
   200,000 ............              48,000        64,000        80,000        96,000        101,000
   300,000 ............              72,000        96,000       120,000       144,000        151,500
   400,000 ............              96,000       128,000       160,000       192,000        202,000
   500,000 ............             120,000       160,000       200,000       240,000        252,500
   600,000 ............             144,000       192,000       240,000       288,000        303,000
   700,000 ............             168,000       224,000       280,000       336,000        353,500
   800,000 ............             192,000       256,000       320,000       384,000        404,000
   900,000 ............             216,000       288,000       360,000       432,000        454,500
 1,000,000 ............             240,000       320,000       400,000       480,000        505,000
 1,100,000 ............             264,000       352,000       440,000       528,000        555,500
 1,200,000 ............             288,000       384,000       480,000       576,000        606,000
 1,300,000 ............             312,000       416,000       520,000       624,000        656,500
 1,400,000 ............             336,000       448,000       560,000       672,000        707,000
 1,500,000 ............             360,000       480,000       600,000       720,000        757,500
 1,600,000 ............             384,000       512,000       640,000       768,000        808,000
 1,700,000 ............             408,000       544,000       680,000       816,000        858,500
 1,800,000 ............             432,000       576,000       720,000       864,000        909,000
 1,900,000 ............             456,000       608,000       760,000       912,000        959,500
 2,000,000 ............             480,000       640,000       800,000       960,000      1,010,000
 2,100,000 ............             504,000       672,000       840,000     1,008,000      1,060,500

      The compensation covered by the Retirement Plan consists of base salary and bonus paid in that year. The covered compensation (excluding the effect of Code limitations) and credited years of service, as of December 31, 2004, for each of the officers named in the Summary Compensation Table above were as follows: Mr. Young - $1,261,912, 4 years; Mr. Myers - $630,300, 10 years; Mr. Huntington - $522,048, 6 years; Mr. Spellar - $799,003, 11 years and Mr. Kennedy
- $555,448 - 7 years.

      The benefits shown in the above table are subject to reduction by an amount equal to a percentage of Social Security benefits. The benefits are calculated on a straight-life annuity basis assuming retirement at age 65.

      Mr. Young retired from the Company on February 9, 2004 and received a lump sum distribution from the Retirement Plan in the amount of $128,321.

      Mr. Leong resigned from the Company on December 31, 2004 and will be eligible to receive a deferred vested retirement benefit in the Non-Qualified Retirement Plan for Designated Non-Resident Executives in which he participated This benefit is comparable to the benefit under the Retirement Plan. The covered compensation (excluding the effect of Code limitations) and credited years of service, as of December 31, 2004 for Mr. Leong were $648,429, 22 years.

      The Company has a defined benefit supplemental retirement plan (the "Supplemental Executive Retirement Plan") covering certain key executive officers, including Messrs. Young, Myers, Leong, Huntington, Spellar and Kennedy.

      The following table indicates the amount of annual retirement income which would be payable under the Supplemental Executive Retirement Plan at normal retirement age to participants in specified salary and bonus levels and years of credited service categories.

     Assumed Average
   Annual Earnings for
Highest Three Consecutive
    Years in 5 Years                15 Years'      20Years'      25 Years'    30 Years'     35 Years'
  Preceding Retirement               Service       Service        Service      Service       Service
-------------------------           --------      --------       --------     ---------     ---------
  150,000 ...................       $ 56,250      $ 75,000       $  75,000    $  75,000     $  75,000
  200,000 ...................         75,000       100,000         100,000      100,000       100,000
  300,000 ...................        112,500       150,000         150,000      150,000       150,000
  400,000 ...................        150,000       200,000         200,000      200,000       200,000
  500,000 ...................        187,500       250,000         250,000      250,000       250,000
  600,000 ...................        225,000       300,000         300,000      300,000       300,000
  700,000 ...................        262,500       350,000         350,000      350,000       350,000
  800,000 ...................        300,000       400,000         400,000      400,000       400,000
  900,000 ...................        337,500       450,000         450,000      450,000       450,000
1,000,000 ...................        375,000       500,000         500,000      500,000       500,000
1,100,000 ...................        412,500       550,000         550,000      550,000       550,000
1,200,000 ...................        450,000       600,000         600,000      600,000       600,000
1,300,000 ...................        487,500       650,000         650,000      650,000       650,000
1,400,000 ...................        525,000       700,000         700,000      700,000       700,000
1,500,000 ...................        562,500       750,000         750,000      750,000       750,000

      The Supplemental Executive Retirement Plan provides a retirement benefit equal to up to 50% (based on a maximum of 20 years of credited service) of the officer's highest average salary and bonus for three out of the last five years preceding retirement. The covered compensation and credited years of service under the Supplemental Executive Retirement Plan based on 2004 salaries and bonuses as of December 31, 2004, would be approximately: Mr. Young - $1,123,766, 18 years; Mr. Myers - $658,762, 11 years; Mr. Leong - $585,233, 20 years; Mr.
Huntington - $543,356, 13 years; Mr. Spellar - $616,172, 20 years and Mr. Kennedy - $577,395, 12 years.

      The benefits are calculated on a straight-life annuity basis assuming retirement at age 62 and offset by any vested accrued benefit payable under any York International Corporation retirement plan.

      Mr. Young retired from the Company on February 9, 2004 and received a lump sum distribution from the Supplemental Executive Retirement Plan in the amount of $5,390,483.

      Mr. Leong resigned from the Company on December 31, 2004 and will not be eligible to receive any benefits from the Supplemental Executive Retirement Plan.

      The Evcon Industries, Inc. Retirement Plan for Salaried Employees in which Mr. Young participated from 1991 until 1995 and Mr. Huntington participated from 1992 until 1995, is intended to provide Mr. Young and Mr. Huntington with retirement benefits. As of December 31, 2004, upon attaining age 65, Mr. Huntington is eligible to receive an annual retirement benefit of $13,721. Mr. Young retired from the Company on February 9, 2004 and is receiving an annual retirement benefit of $13,601 from this plan.

      The Frick/Frigid Coil Pension Plan for Salaried Employees (the "Frick Plan"), in which Mr. Spellar participated from 1979 until his transfer to the Retirement Plan in 1992, is intended to provide Mr. Spellar with retirement benefits. Upon attaining age 65, Mr. Spellar is eligible to receive an annual retirement benefit of $16,289 from the Frick Plan.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

      The Company has entered into Employment Agreements with certain key executives, including the individuals named in the Summary Compensation Table. By virtue of Mr. Young's retirement on February 9, 2004 and Mr. Kam Leong's resignation on December 31, 2004, their Employment Agreements have expired. The agreements with Messrs. Myers, Huntington, Spellar and Kennedy that are in effect are renewable annually. The agreements provide for a base salary no less than that in effect on the date they were entered into. In addition, the agreements provide that, in the event the executive's employment is terminated by the Company other than for cause, the executive will receive payment of his salary and target bonus for 1 year (1.5 years for Mr. Myers), health and welfare benefits for three years, and service credit for three years under the Company's Retirement Plan and Supplemental Executive Retirement Plan. The agreements also provide for an additional payment equal to two years' salary and target bonus in return for an agreement on the part of the executive not to compete with the Company for a period of two years.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total return on York International common stock for the 5-year period from December 31, 1999 through December 31, 2004 to the cumulative total return for the same period of the Standard & Poor's (S&P) Midcap 400 Index, the S&P 400 Capital Goods Index and the S&P 500 Capital Goods Index. The graph assumes that the value of the investment in the common stock and each index was $100 on December 31, 1999 and that all dividends were reinvested.

            COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN AMONG YORK
             INTERNATIONAL COMMON STOCK, THE S&P MIDCAP 400 INDEX,
       THE S&P 400 CAPITAL GOODS INDEX AND THE S&P 500 CAPITAL GOODS INDEX

                            [STOCK PERFORMANCE GRAPH]

COMPANY / INDEX                            DEC-99             DEC-00        DEC-01         DEC-02        DEC-03         DEC-04
---------------                            ------             ------        ------         ------        ------         ------
YORK INTERNATIONAL CORP                      100              114.47        144.94          99.13        145.83         139.92
S&P MIDCAP 400 INDEX                         100              117.51        116.80          99.85        135.41         157.73
S&P 400 CAPITAL GOODS                        100              100.95        110.03          98.80        135.05         163.32
S&P 500 CAPITAL GOODS                        100              105.26         94.64          68.57         92.36         109.82

                            OWNERSHIP OF COMMON STOCK

                  OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information as of March 1, 2005 with respect to beneficial ownership of shares of our common stock, assuming exercise of options exercisable within 60 days of such date, by each Director, by each executive officer named in the Summary Compensation Table and by all Directors and executive officers as a group. Except as otherwise noted, the beneficial owners have sole voting and investment power as to all such shares.

                                                                                              Number of
                                                                                                Shares
                                                                                             Beneficially           Percentage of
          Name of Beneficial Owner                                                             Owned (a)             Outstanding
          ------------------------                                                           ------------           ------------
Gerald C. McDonough (b) ...............................................................         110,101                   *
W. Michael Clevy  (c) .................................................................          40,776                   *
J. Roderick Heller, III (d) ...........................................................          11,409                   *
Robert F. B. Logan (e) ................................................................         143,033                   *
Paul J. Powers  (f) ...................................................................          39,451                   *
Donald M. Roberts (g) .................................................................         126,208                   *
James A. Urry (h) .....................................................................          53,086                   *
Michael R. Young (i) ..................................................................         208,066                   *
C. David Myers (j) ....................................................................         238,349                   *
Kam Leong (k) .........................................................................          24,500                   *
Thomas F. Huntington (l) ..............................................................         123,936                   *
Peter C. Spellar (m) ..................................................................         239,326                   *
Wayne J. Kennedy (n) ..................................................................         166,313                   *
All Directors and executive officers of the Company as a group (23 persons) (o) .......       1,885,588                 4.5%

----------
* Represents less than 1.0% of the aggregate shares of common stock outstanding.

(a) Includes shares issuable upon exercise of options that are exercisable within 60 days of March 1, 2005.

(b)   Includes 42,758 shares issuable upon exercise of options.

(c)   Includes 32,758 shares issuable upon exercise of options.

(d)   Includes 4,258 shares issuable upon exercise of options.

(e) Includes 200 shares owned by Mr. Logan's wife as to which Mr. Logan has no voting or investment power and disclaims beneficial ownership, 42,758 shares issuable upon exercise of options, and 7,989 shares representing Director fees deferred into the York Common Stock Fund of the Company's Deferred Compensation Plan.

(f)   Includes 32,758 shares issuable upon exercise of options.

(g) Includes 27,357 shares owned by Mr. Roberts' adult children as to which Mr. Roberts has no voting or investment power and as to which he disclaims beneficial ownership, 42,758 shares issuable upon exercise of options, and 1,087 shares representing Director fees deferred into the York Common Stock Fund of the Company's Deferred Compensation Plan.

(h) Includes 42,758 shares issuable upon exercise of options, and 8,635 shares representing Director fees deferred into the York Common Stock Fund of the Company's Deferred Compensation Plan.

(i) Includes 194,666 shares issuable upon exercise of options. As reflected in the Company's records.

(j)   Includes 145,832 shares issuable upon exercise of options.

(k) Represents 24,500 shares issuable upon exercise of options. As reflected in the Company's records.

(l)   Includes 104,400 shares issuable upon exercise of options.

(m) Includes 28,000 shares held in trust for Mr. Spellar's children and 500 shares owned by his wife, as to which he disclaims any beneficial ownership, and 155,333 shares issuable upon exercise of options.

(n)   Includes 136,166 shares issuable upon exercise of options.

(o)   Includes 1,379,811 shares issuable upon exercise of options.

                           OWNERSHIP OF CERTAIN OWNERS

      The following table sets forth information concerning entities that are known by us to own more than five percent of the outstanding shares of our common stock

                                                                       Total Amount                      Percent
                                                                       of Beneficial                        Of
Name and Address                                                        Ownership                         Class
----------------                                                       -------------                     -------
Barclays Global Investors, NA (1)                                        2,733,591                         6.57%
45 Fremont Street
San Francisco, CA  94105

FMR Corporation (2)                                                      2,612,200                        6.287%
82 Devonshire St.
Boston, MA  02109

NWQ Investment Management Company, LLC (3)                               2,136,762                          5.1%
2049 Century Park East, 4th Floor
Los Angeles, CA  90067

The TCW Group Inc. (4)                                                   2,123,127                          5.1%
865 South Figueroa Street
Los Angeles, CA  90017

      (1) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 on behalf of itself and Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited; Bronco (Barclays Cayman) Limited; and Palomino Limited. In its Schedule 13G, Barclays Global Investors, NA reported that it had sole power to vote 2,525,178 shares and sole power to dispose of 2,733,591 shares.

      (2) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 on behalf of itself, Edward C. Johnson 3d and Abigail P. Johnson. In its Schedule 13G, FMR Corporation reported that it had sole power to vote 42,500 shares and sole power to dispose of 2,612,200 shares.

      (3) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005. In its Schedule 13G, NWQ Investment Management Company reported that it had sole power to vote 2,065,558 shares and sole power to dispose of 2,136,762 shares.

      (4) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2005 on behalf of The TCW Business Unit. In its Schedule 13G, The TCW Group, Inc. reported that it had shared power to vote 2,006,527 shares and shared power to dispose of 2,123,127 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership. They are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of such forms provided to us and written representations from our Executive Officers and Directors, we believe that all our Executive Officers and Directors filed the required reports for 2004 in a timely manner.

Certain Relationships and Related Transactions

      Barclays Global Investors, an affiliate of Barclays Global Investors, NA, which holds more than 5% of our common stock, manages the Company's pension plan assets in the United Kingdom. Fidelity Management Trust Company, an affiliate of FMR Corporation, which holds more than 5% of our common stock, provides trust services and investment vehicles for the Company's Retirement Savings Plan. The agreements for these services were entered into on an arm's-length basis.

                                  PROPOSAL TWO

                               INDEPENDENT AUDITOR

      The Audit Committee of the Board of Directors of the Company has the sole authority to retain the Company's independent auditor. The Audit Committee has selected and the Board of Directors recommends the ratification of the appointment of KPMG LLP as the Company's independent auditor for the fiscal year ending December 31, 2005.

      Representatives of KPMG LLP are expected to be present at the meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

      We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditor. Although ratification is not required by our By-Laws or otherwise, the Board of Directors is submitting the selection of KPMG LLP to our stockholders as a matter of good corporate practice. Even if this selection is ratified, the Audit Committee has the authority to select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF
                            THE INDEPENDENT AUDITOR.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors is composed of three Directors who meet the New York Stock Exchange standards for independence and operates under a written charter that was first adopted by the Board in May 2000 and was most recently revised and re-approved by the Board in March 2005. The Charter of the Audit Committee is attached as Appendix A.

      The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. It selects and retains, subject to stockholder ratification, the Company's independent accountants. Management is responsible for the Company's internal controls and the financial reporting process and management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and for issuing a report on the conformity of the financial statements to accounting principles generally accepted in the United States. The independent auditor is also responsible for performing an independent audit of management's assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting in accordance with the standards of the PCAOB and for issuing reports on both. The Committee's responsibility is to monitor and oversee these processes.

      The Committee held twelve meetings in 2004. The Committee met with and held discussions with management and KPMG LLP, the Company's independent auditor. The Committee reviewed and discussed the Company's audited financial statements with both. The Committee also met with the Company's internal auditors.

      The Committee discussed with KPMG LLP the firm's independence, including the matters required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and received a written disclosure from KPMG relating to their professional services. The Committee considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence and concluded that the independent auditor is independent from the Company and management. The Committee also reviewed with KPMG the matters required to be communicated under Statement on Auditing Standards No. 61 concerning their evaluation of the Company's internal controls and the overall quality of the Company's accounting and financial reporting.

      Based on these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

The Audit Committee

Donald M. Roberts, Chairman
Robert F.B. Logan
James A. Urry

RELATIONSHIP WITH INDEPENDENT AUDITOR

KPMG LLP has been the independent accounting firm that audits the financial statements of the Company and its subsidiaries. In accordance with standing policy, KPMG LLP periodically changes their personnel who work on the audit.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2004 and 2003, and fees billed for other services rendered by KPMG LLP.

                                                      2004                         2003
Audit Fees                                         $7,317,000                   $4,851,000

Audit-related Fees                                    191,000                      587,000

Tax Fees                                            1,598,000                    1,743,000

All Other Fees                                         16,000                       66,000

Audit services include fees related to the audits of the consolidated financial statements included in the Form 10-K and statutory financial statements and the review of financial statements included in the Form 10-Qs in 2004 and 2003 and the audit of internal control over financial reporting in 2004.

Audit-related fees relate primarily to audits of employee benefit plans of $191,000 and $205,000 in 2004 and 2003, respectively. The 2003 amounts also include Sarbanes-Oxley advisory services of $300,000.

Tax fees for 2004 and 2003 relate to various tax consultation and tax compliance services performed primarily in non-U.S. locations and expatriate services for certain employees who are working in a country other than their home country.

All other fees for 2003 includes $50,000 for the license of software in connection with the Company's Sarbanes-Oxley Section 404 initiatives.

The Audit Committee reviews summaries of services provided by KPMG LLP and the related fees, and has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP.

The Audit Committee has a pre-approval policy concerning fees of the independent auditor. In the beginning of each fiscal year, the Committee retains the independent auditor to audit the Company's financial statements, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting and approves the associated fee. The Committee also reviews known potential engagements and the proposed fees and approves or rejects each service. At subsequent Committee meetings, the Committee will receive updates on the services actually provided by the independent auditor and management may present additional services for approval. The Committee has delegated to the Chairman of the Committee the authority to evaluate and approve engagements on behalf of the Committee in the event that a need arises for pre-approval between Committee meetings. If the Chairman approves any such engagements, he reports the approval to the full Committee at its next meeting. All services provided during the year were within the pre-approval policy and authorization.

                                 OTHER BUSINESS

      As of the date of this proxy statement, the Company does not intend to bring any other matters before the 2005 Annual Meeting requiring action of the stockholders, nor does it have any information that other matters will be brought before the meeting. However, if any other matters requiring the vote of the stockholders properly come before the 2005 Annual Meeting, it is the intention of the proxy committee to vote the proxy in accordance with its best judgment.

                                                   JANE G. DAVIS
                                                   Vice President, Secretary and
                                                   General Counsel

April 22, 2005

                                                                      APPENDIX A

                         YORK INTERNATIONAL CORPORATION
            Charter of the Audit Committee of the Board of Directors

                              Adopted May 25, 2000

                             Revised March 24, 2005

      A. Purpose

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of York International Corporation (the "Company") shall assist Board oversight of the integrity of the Company's financial statements and the related financial controls, the Company's compliance with legal and regulatory requirements, and the qualifications, independence, and performance of the Company's independent auditors and its internal audit function. The Committee shall prepare the Audit Committee Report required by the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement. Management of the Company, not the Audit Committee, is responsible for the Company's financial statements, for establishing and maintaining the related systems of internal control and for the Company's compliance with applicable laws and regulations.

      B. Structure and Membership

The Board shall determine the size and composition of the Committee in accordance with the applicable rules of the New York Stock Exchange, the Securities and Exchange Commission and other applicable regulatory authorities, but the Committee shall have no fewer than three members. All of the members of the Committee shall be independent Directors, as defined in the Sarbanes-Oxley Act, the rules of the Securities and Exchange Commission and the rules of the New York Stock Exchange, be independent of management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment. Each member of the Committee shall be financially literate and one member of the Committee shall have accounting or related financial management expertise, as determined by the Board. No member of the Committee shall simultaneously serve on the audit committee of more than two public companies, excluding the Company, unless the Board finds that such service will not impair the ability of the member to serve effectively on the Committee. No member of the Committee shall receive any compensation from the Company other than fees for serving as a Director or member or chair of a committee of the Board.

Meetings

The Committee shall meet not less than four times each year. The Committee may invite to its meetings or meet privately with others, including representatives of the Company's internal audit function, independent auditors, outside counsel and operating and financial management of the Company. The Committee shall regularly report its activities to the Board.

Retention of Auditors and Advisors

The Committee shall have the sole authority to retain and terminate the Company's independent auditors. The Committee shall have the sole authority to approve all audit engagement fees and terms and any significant non-audit engagements with the independent auditors. The Committee is required to review and concur in the appointment, replacement, reassignment or dismissal of the principal internal auditor. The Committee shall also have the authority to retain attorneys or such other advisors as it may deem appropriate. The Company shall provide sufficient funding for the payment of auditors and other advisors retained by the Committee.

      C. Activities

In performing its responsibilities, the Committee shall:

      1) Retain, oversee, evaluate, terminate and replace (as required), and determine the compensation of the Company's independent auditors

      2) Approve in advance all audit and permissible non-audit services to be provided by the outside auditor, and establish policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the outside auditor

      3) Review and discuss with the independent auditors their annual audit plan, and any changes thereto reported to the Committee

      4) Meet with the independent auditors and operating and financial management of the Company to review matters relating to the annual audit of the Company's financial statements

      5) Review and discuss with the independent auditors and management of the Company the information prepared by the independent auditors and included pursuant to applicable professional and regulatory requirements, including Statement on Auditing Standards No. 61, Communication with Audit Committees, and pronouncements of the Independence Standards Board, and consider, after appropriate dialogue, the effect on the independence and objectivity of the independent auditors of any relationships between the Company or its management and the independent auditors, and of any other services provided by the independent auditors

      6) At least annually, obtain and review a report by the independent auditor describing (1) the firm's internal quality control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and (3) all relationships between the independent auditor and the Company

      7) Establish hiring policies for employees or former employees of the independent auditors

      8) Review letters to management of the Company prepared by the independent auditors relating to internal control and financial and accounting matters, and any responses thereto prepared by management of the Company

      9) Review and discuss with the independent auditors and management of the Company any reports prepared by the independent auditors relating to other procedures completed by the independent auditors

      10) Meet separately with the independent auditors to (1) make clear to them that they are accountable to the Committee as a committee of the Board and (2) discuss the independent auditors' judgments about the quality of the Company's accounting principles

      11) Meet separately, at least quarterly, with appropriate representatives of management and of the independent auditors and internal auditors to consider any matters raised by them, including any audit problems or difficulties and management's response. Resolve any disagreements between management and the auditors regarding financial reporting

      12) Review the Company's annual audited financial statements and quarterly financial statements with management of the Company and the independent auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations.

      13) Recommend to the Board whether the audited financial statements should be included in the Company's Annual Report to be filed on Form 10-K with the Commission

      14) Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies

      15) Approve the appointment or dismissal of the principal internal auditor.

      16) Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program

      17)   Discuss policies with respect to risk assessment and risk management

      18) Review periodic reports prepared by management regarding the sufficiency of the Company's internal controls over financial reporting

      19) Establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters

      20) Review periodic reports prepared by the Company's General Counsel concerning compliance with the Company's ethical policies and standards, and applicable laws and regulations

      21) Consider other matters and undertake activities, including engagement of outside advisors, from time to time which the Committee believes appropriate to meeting its responsibility to oversee the financial reporting of the Company and the related financial and accounting control systems of the Company

      22) Prepare an annual report of the Committee for inclusion in the Company's annual proxy statement as required by the rules of the Commission

      23) Review annual affirmations provided to the New York Stock Exchange (the "Exchange") pursuant to its regulations relating to compliance with rules established by the Exchange with respect to the composition of the Committee and the qualifications of members of the Committee

      24) Consider annually the adequacy of this Charter, and submit to the Board for adoption any changes to the Charter deemed appropriate in the circumstances

      25) Undertake an annual review and evaluation of the Committee's performance. The Committee shall conduct such review and evaluation in such manner as it deems appropriate.

Communications

The Committee shall make clear to the independent auditors, the internal auditors, and management and employees of the Company that, whenever matters come to their attention which they believe should be urgently communicated to the Committee, such matters should be communicated immediately to the Chair of the Committee. When any member of the Committee learns of information he or she believes should be communicated to the Board, he or she shall promptly notify the Chair of the Committee.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits in accordance with generally accepted auditing standards or to determine that the Company's financial statements and disclosures are complete and accurate and are prepared in accordance with generally accepted accounting principles. The independent auditor is responsible for planning and conducting such audits, and management of the Company is responsible for preparing the Company's financial statements in accordance with generally accepted accounting principles and ensuring that disclosures are complete and accurate. It is the duty of management and not of the Committee to assure compliance with laws and regulations and the Company's Employee Code of Conduct.

                         YORK INTERNATIONAL CORPORATION

TO THE STOCKHOLDERS:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of York International Corporation (the "Company"). It will be held at the Company's offices at, 631 S. Richland Avenue, York, Pennsylvania on Thursday, May 26, 2005, at 8:00 a.m., EDT. At the meeting we will: * Elect a Board of Directors to hold office for one year, and ratify the appointment of KPMG LLP as the Company's independent auditors.

Stockholders of record at the close of business on March 28, 2005 are entitled to vote at the meeting.

If you cannot attend the meeting, PLEASE TAKE THE TIME TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE WE HAVE PROVIDED. MOST STOCKHOLDERS CAN ALSO VOTE THEIR SHARES OVER THE INTERNET OR BY TELEPHONE; VOTING INSTRUCTIONS ARE PRINTED ON YOUR PROXY CARD. A majority of the outstanding shares of common stock must be represented at the meeting in order to transact business and, regardless of the number of shares you own, your proxy is important in fulfilling this requirement. BY PROMPTLY VOTING YOUR SHARES YOU WILL SAVE THE COMPANY THE EXPENSE INVOLVED IN FURTHER COMMUNICATIONS. If you choose to attend the meeting, you may vote in person, even if you have previously sent us your proxy.

                                (Continued and to be signed on the reverse side)


COMMENTS OR CHANGE OF ADDRESS        YORK INTERNATIONAL CORPORATION
                                     P.O. BOX 11111
--------------------------------
                                     NEW YORK, N.Y. 10203-0111
--------------------------------

--------------------------------

(YORK INTERNATIONAL LOGO)    YOUR VOTE IS IMPORTANT
                          VOTE BY INTERNET / TELEPHONE
                         24 HOURS A DAY, 7 DAYS A WEEK

                                    INTERNET
                        HTTPS://WWW.PROXYVOTENOW.COM/YRK

-   Go to the website address listed
    above.
-   HAVE YOUR PROXY CARD READY.
-   Follow the simple instructions that
    appear on your computer screen.

                                       OR

                                    TELEPHONE
                                 1-866-252-6949

-   Use any touch-tone telephone.
-   HAVE YOUR PROXY CARD READY.
-   Follow the simple recorded
    instructions.

                                       OR

                                      MAIL

-   Mark, sign and date your proxy card.
-   Detach your proxy card.
-   Return your proxy card in the
    postage-paid envelope provided.

  If you wish to attend the York International Corporation 2005 Annual Meeting,
     please present this invitation at the door. The meeting will be held on
                Thursday, May 26, 2005 at the Company's offices
                   at 631 S. Richland Avenue, York, PA 17403.


      DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

PLEASE VOTE, SIGN, DATE
AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.

        [X]
VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK.

1 .Elect a Board of Directors to hold office for one year

FOR    [ ]       WITHHOLD     [ ]                       [ ]
ALL              FOR ALL               EXCEPTIONS*


Nominees:   01- W. Michael Clevy, 02- J. Roderick Heller, III,
            03- Robert F. B. Logan, 04- Gerald C. McDonough, 05- C. David Myers,
            06- Paul J. Powers, 07- Donald M. Roberts, 08- James A. Urry.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS*" BOX AND WRITE THAT NOMINEE'S NAME ON THE FOLLOWING BLANK LINE.)

*Exceptions_____________________________________________________________________


                                                   FOR     AGAINST     ABSTAIN
2.    Ratify the appointment of KPMG LLP as        [ ]       [ ]        [ ]
      the Company's independent auditors.


      To change your address, please mark this                          [ ]
      box

      To include any comments, please mark                              [ ]
      this box

      Mark here if you wish to access the                               [ ]
      Annual Report and Proxy Statement
      electronically in the future instead
      of by mail.


SCAN LINE


_____________________________________           ________________________________
Date      Share Owner sign here                 Co-Owner sign here